Exhibit 10.11
EXERCISE OF OPTION TO EXTEND LEASE TERM AND SUBLEASE
AMENDMENT AGREEMENT
     This EXERCISE OF OPTION TO EXTEND TERM AND SUBLEASE AMENDMENT AGREEMENT (the “Agreement”) is made this 22nd day of February 2007, by and between GATEWAY, INC., a Delaware corporation (“Sublandlord”), and COSTAR REALTY INFORMATION, INC., a Delaware corporation, and COSTAR REALTY GROUP, INC., a Delaware corporation (“collectively, Subtenant”).
WITNESSETH:
     WHEREAS, Sublandlord and Subtenant are parties to that certain Sublease dated June, 14, 2002 (the “Sublease”), whereby Sublandlord leases to Subtenant and Subtenant leases from Sublandlord certain premises known as 4535 Towne Centre Court in San Diego County, California, all as more particularly described in the Sublease; and
     WHEREAS, Sublandlord and Subtenant desire to extend the term of the Sublease, and to amend certain other terms of the Sublease upon the terms and conditions set forth herein below.
     NOW, THEREFORE, in consideration of the mutual covenants contained in the Sublease and herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:
     1. DEFINITIONS; CONSISTENCY. Unless otherwise defined herein, any and all capitalized terms used herein shall have the same meaning as ascribed thereto in the Sublease. Further, in the event of any conflict or inconsistency between the terms and provisions of the Sublease and the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control and prevail.
     2. EXTENSION OF PRIMARY TERM. Subtenant hereby exercises its option to extend the term of the Sublease pursuant to Section 27 of the Sublease for an additional term (“Extension Term”) commencing September 1, 2007, and expiring August 31, 2012. Sublandlord hereby acknowledges and accepts Subtenant’s exercise of its option to extend the term as being timely and in accordance with the requirements of the Sublease.
     3. BASE ANNUAL RENT. Notwithstanding anything in the Sublease, during the Extension Term, Subtenant shall pay Minimum Rent to Sublandlord for the Premises as follows:

Sublease	Base Annual Rent	Base Annual	Monthly Base
Year	Per Square Foot	Rent	Rent

9/1/07 - 8/31/08	$25.20	$1,047,085.20	$87,257.10
9/1/08 - 8/31/09	$25.96	$1,078,663.90	$89,888.66
9/1/09 - 8/31/10	$26.74	$1,111,073.70	$92,589.48
9/1/10 - 8/31/11	$27.54	$1,144,314.50	$95,359.54
9/1/11 - 8/31/12	$28.37	$1,178,801.80	$98,233.48
     4. SECURITY DEPOSIT. Add the following to the end of 21. Security Deposit:
“On or after September 1, 2007, and so long as Subtenant is not in default under this Sublease, Subtenant shall have the right and option to reduce the letter of credit to be deposited with Sublandlord pursuant to this Section to an amount equal to $87,257.10.”
     5. FURNITURE. Section 22. Furniture of the Sublease is hereby deleted and the following new Section 22. Furniture substituted in its place:
          “22. Furniture.
     (a) Sublandlord and Subtenant acknowledge and agree that Subtenant shall be entitled to use, at no additional cost, fee or charge to Subtenant imposed by Sublandlord, the furniture currently located within the Premises and scheduled on Exhibit “B” hereto (the “Furniture”) during the term of this Sublease. During the term of this Sublease, Subtenant shall be responsible, at Subtenant’s sole cost and expense, to maintain such Furniture in good conditions and repair. Subtenant acknowledges and agrees that it shall accept such Furniture in its “as-is” condition and in no event does Sublandlord make any representation or warranty of any kind with respect to the Furniture or its adequacy for Subtenant’s purposes and Sublandlord hereby disclaims the delivery of any such warranties, including any implied warranty of merchantability, fitness for purpose or any thing or nature whatsoever.
     (b) Upon the expiration of the term (i.e., August 31, 2012), so long as Subtenant is not in default under this Sublease, Sublandlord shall convey all of its right, title and interest in and to the Furniture to Subtenant at no charge to Subtenant. Sublandlord and Subtenant acknowledge and agree that such conveyance by Sublandlord shall be without representation or warranty of any kind to Subtenant, including, without limitation, any warranties of merchantability, fitness for a particular purpose, or any other thing or nature whatsoever.

     6. BROKERAGE COMMISSION. Each party hereby represents and warrants to the other that other than CRESA Partners and Grubb & Ellis, (whose commissions shall be payable by Sublandlord) it has had no dealings with any real estate broker or agent in connection with this Agreement, and that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Agreement. Each party agrees to protect, defend, indemnify and hold the other harmless from and against any and all claims inconsistent with the foregoing representations and warranties for any brokerage, finder’s or similar fee or commission in connection with this Agreement, if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.
     7. LEASE/SUBLEASE IN FULL FORCE AND EFFECT. Sublandlord and Subtenant hereby covenant and agree the Sublease is in full force and effect, that neither party is in default of their respective obligations thereunder and that, except as expressly modified or amended hereby, all of the terms and provisions of the Sublease shall remain unchanged and in full force and effect. Sublandlord hereby represents to Subtenant that the Prime Lease is in full force and effect as of the date of this Agreement.
     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the undersigned as of the day and year first above written.

SUBTENANT:

COSTAR REALTY INFORMATION, INC., a Delaware corporation

By:

Name:	FRANK CARCHEDI

Title:	C.F.O.

ACKNOWLEDGMENT
State of Maryland
County of      Montgomery
On 2-16-07 before me, Lisa Springer (here insert name and title of the officer) personally appeared Frand Carchedi personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.	(STAMP)

Signature

COSTAR REALTY GROUP, INC., a
Delaware corporation

By:

Name:	FRANK CARCHEDI

Title:	C.F.O.

State of Maryland
County of      Montgomery
ACKNOWLEDGMENT
On 2-16-07 before me, Lisa Springer (here insert name and title of the officer) personally appeared Frand Carchedi personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.	(STAMP)

Signature

SUBLANDLORD:

GATEWAY, INC., a Delaware corporation

By:

Name:	G. W. JAQUESS

Title:	Sr. Director

ACKNOWLEDGMENT
State of California
County of      Orange
On February 22, 2007 before me, Kimberly L. Hill, Notary Public (here insert name and title of the officer) personally appeared Garrison Jaquess personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his/her/their authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature

(STAMP)